Exhibit 10.14 Employment Agreement between C. Thomas Chalstrom and North Central Bancshares, Inc.

                         NORTH CENTRAL BANCSHARES, INC.

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of March 29, 2005 by and between NORTH CENTRAL BANCSHARES, INC., a publicly held business corporation organized and operating under the laws of the State of Iowa and having an office at 825 Central Avenue, Fort Dodge, Iowa 50501 ("Holding Company") and C. Thomas Chalstrom, an individual residing at 1020 N 19th St., Fort Dodge, Iowa 50501("Mr. Chalstrom").


                              W I T N E S S E T H :
                              ---------------------


     WHEREAS, Mr. Chalstrom currently serves First Federal Savings Bank of Fort Dodge ("Bank") in the capacity of President and Chief Operating Officer; and

     WHEREAS, the Bank is a wholly owned subsidiary of the Holding Company; and

     WHEREAS, the Holding Company desires to employ Mr. Chalstrom in the capacity of Executive Vice President and desires to assure for itself the services of Mr. Chalstrom for the period provided in this Agreement; and

     WHEREAS, Mr. Chalstrom is willing to continue to serve the Holding Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Holding Company and Mr. Chalstrom hereby agree as follows:

     Section 1. Employment.
                ----------

     The Holding Company agrees to continue to employ Mr. Chalstrom, and Mr. Chalstrom hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

     Section 2. Employment Period; Remaining Unexpired Employment Period.
                --------------------------------------------------------

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement. Prior to the first anniversary of the date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the Board of Directors of the Holding Company ("Board") shall review the terms of this Agreement and Mr. Chalstrom's performance of services hereunder and may, in the absence of objection from Mr. Chalstrom, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third anniversary of the relevant Anniversary Date.

     (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire. (c) Nothing in this Agreement shall be deemed to prohibit the Holding Company at any time from terminating Mr. Chalstrom's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Holding Company and Mr. Chalstrom in the event of any such termination shall be determined under this Agreement.

     Section 3. Duties.
                ------
     Mr. Chalstrom shall serve as Executive Vice President of the Holding Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Holding Company and as are customarily associated with such position. Mr. Chalstrom shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Holding Company and shall use his best efforts to advance the interests of the Holding Company.

     Section 4. Cash Compensation.
                -----------------

     In consideration for the services to be rendered by Mr. Chalstrom hereunder, the Holding Company shall pay to him a salary no less than the rate in effect on the date of this agreement, payable in approximately equal installments in accordance with the Holding Company's customary payroll practices for senior officers. At least annually during the Employment Period, the Board shall review Mr. Chalstrom's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, Mr. Chalstrom may receive other cash compensation from the Holding Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

     Section 5. Employee Benefit Plans and Programs.
                -----------------------------------

     During the Employment Period, Mr. Chalstrom shall be treated as an employee of the Holding Company and shall be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Holding Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Holding Company's customary practices.

     Section 6. Indemnification and Insurance.
                -----------------------------

     (a) During the Employment Period and until the expiration of the time provided by law for the commencement of any judicial or administrative proceeding on the basis of such service, the Holding Company shall cause Mr. Chalstrom to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Holding Company or service in other capacities at the request of the Holding Company. The coverage provided to Mr. Chalstrom pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

     (b) To the maximum extent permitted under applicable law, during the Employment Period and until the expiration of the time provided by law for the commencement of any judicial or administrative proceeding on the basis of such service, the Holding Company shall indemnify, and shall cause its subsidiaries and affiliates to indemnify Mr. Chalstrom against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 19 is applicable. [No indemnification shall be paid that would violate 12 U.S.C. 1828(k) or any regulations promulgated thereunder, or 12 C.F.R. 545.121.]

     Section 7. Outside Activities.
                ------------------

     Mr. Chalstrom may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Mr. Chalstrom may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder, provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Holding Company and generally applicable to all similarly situated executives. Mr. Chalstrom may also serve as an officer or director of the Bank on such terms and conditions as the Holding Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Mr. Chalstrom's performance of his duties hereunder or otherwise result in a material breach of this Agreement.

     Section 8. Working Facilities and Expenses.
                -------------------------------

                  Mr. Chalstrom's principal place of employment shall be at the Holding Company's executive offices at the address first above written, or at such other location within Webster County, Iowa at which the Holding Company shall maintain its principal executive offices, or at such other location as the Holding Company and Mr. Chalstrom may mutually agree upon. The Holding Company shall provide Mr. Chalstrom at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Holding Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Holding Company shall provide to Mr. Chalstrom for his exclusive use an automobile owned or leased by the Holding Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Holding Company shall reimburse Mr. Chalstrom for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Mr. Chalstrom and the Holding Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Holding Company of an itemized account of such expenses in such form as the Holding Company may reasonably require.

     Section 9. Termination of Employment with Severance Benefits
                -------------------------------------------------

     (a) Mr. Chalstrom shall be entitled to the severance benefits described herein in the event that his employment with the Holding Company terminates during the Employment Period under any of the following circumstances:

          (i) Mr. Chalstrom's voluntary resignation from employment with the Holding Company within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect Mr. Chalstrom to the office of Executive Vice President (or a more senior office) of the Holding Company;

               (B) the failure of the stockholders of the Holding Company to elect or re-elect Mr. Chalstrom or the failure of the Board (or the nominating committee thereof) to nominate Mr. Chalstrom for such election or re-election;

               (C) the expiration of a thirty (30) day period following the date on which Mr. Chalstrom gives written notice to the Holding Company of its material failure, whether by amendment of the Holding Company's Articles of Incorporation or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in Mr. Chalstrom the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, the Holding Company fully cures such failure in a manner determined by Mr. Chalstrom, in his discretion, to be satisfactory; or

               (D) the expiration of a thirty (30) day period following the date on which Mr. Chalstrom gives written notice to the Holding Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Mr. Chalstrom's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Mr. Chalstrom participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Holding Company fully cures such failure; or

                  (ii) the termination of Mr. Chalstrom's employment with the Holding Company for any other reason not described in section 10(a).
In such event, then, the Holding Company shall provide the benefits and pay to Mr. Chalstrom the amounts described in section 9(b).

     (b) Upon the termination of Mr. Chalstrom's employment with the Holding Company under circumstances described in section 9(a) of this Agreement, the Holding Company shall pay and provide to Mr. Chalstrom (or, in the event of his death, to his estate):

          (i) his earned but unpaid compensation as of the date of the termination of his employment with the Holding Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Holding Company's officers and employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Mr. Chalstrom, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which be would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Chalstrom's termination of employment with the Holding Company;

          (iv) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment, in an amount equal to the present value of the salary that Mr. Chalstrom would have earned if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Chalstrom's termination of employment with the Holding Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Holding Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the product of (A) the Bank's "normal cost" for its tax-qualified defined benefit plan for the most recently completed fiscal year of the plan (expressed as a percentage of the compensation recognized in the plan's benefit formula and determined by, or on the basis of information furnished by, the plan's actuary, multiplied by (B) the amount payable under section 9(b)(iv); where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Mr. Chalstrom's termination of employment occurs ("Applicable PBGC Rate");

          (vi) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Holding Company, if he were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Chalstrom's termination of employment with the Holding Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

          (vii) the payments that would have been made to Mr. Chalstrom under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Holding Company if he had continued working for the Holding Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, each annual payment to be equal to the product of:

               (A) the maximum percentage rate at which an award was ever available to Mr. Chalstrom under such incentive compensation plan; multiplied by

               (B) the salary that would have been paid to Mr. Chalstrom during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Chalstrom's termination of employment with the Holding Company;

          where such payments are to be made (without discounting for early payment) within thirty (30) days following Mr. Chalstrom's termination of employment;

          (viii) at the election of the Holding Company made within thirty (30) days following his termination of employment with the Holding Company, upon the surrender of options or appreciation rights issued to Mr. Chalstrom under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

               (A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over
          (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan, or program; multiplied by

               (B) the number of shares with respect to which options or appreciation rights are being surrendered.

     For purposes of this section 9(b)(viii) and for purposes of determining Mr. Chalstrom's right following his termination of employment with the Holding Company to exercise any options or appreciation rights not surrendered pursuant hereto, Mr. Chalstrom shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan or program;

          (ix) at the election of the Holding Company made within thirty (30) days following Mr. Chalstrom's termination of employment with the Holding Company, upon the surrender of any shares awarded to Mr. Chalstrom under any restricted stock plan maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

               (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of Mr. Chalstrom's termination of employment; multiplied by

               (B) the number of shares which are being surrendered. For purposes of this section 9(b)(ix) and for purposes of determining Mr. Chalstrom's right following his termination of employment with the Holding Company to any stock not surrendered pursuant hereto, Mr. Chalstrom shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan.

The Holding Company and Mr. Chalstrom hereby stipulate that the damages which may be incurred by Mr. Chalstrom following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Mr. Chalstrom's efforts, if any, to mitigate damages. The Holding Company and Mr. Chalstrom further agree that the Holding Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of Mr. Chalstrom's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Holding Company, the Bank or any subsidiary or affiliate of either of them.

     Section 10. Termination without Additional Holding Company Liability.
                 --------------------------------------------------------

     (a) In the event that Mr. Chalstrom's employment with the Holding Company shall terminate during the Employment Period on account of:

          (i) the discharge of Mr. Chalstrom for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that Mr. Chalstrom shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to Mr. Chalstrom and a reasonable opportunity for Mr. Chalstrom to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging Mr. Chalstrom for cause; or

          (ii) Mr. Chalstrom's voluntary resignation from employment with the Bank for reasons other than those specified in section 9(a)(i);

          (iii) Mr. Chalstrom's death; or

          (vi) a determination that Mr. Chalstrom is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;
then the Holding Company shall have no further obligations under this Agreement, other than the payment to Mr. Chalstrom (or, in the event of his death, to his estate) of his unearned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Holding Company.

     Section 11. Termination Upon or Following a Change of Control.
                 -------------------------------------------------

     (a) A Change of Control of the Holding Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

          (ii) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition; or

          (iii) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution; or

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Holding Company do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Holding Company on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Holding Company after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the
               Holding Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders of the Holding
               Company to serve as a member of the Board of the Holding Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Holding Company, or of a nominating committee thereof, in office at the time of such first nomination;

     provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) other than by or on behalf of the Board of the Holding Company; or

          (v) any event which would be described in section 11(a)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Holding Company" therein.
In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or any affiliate or subsidiary of either of them, by the Holding Company, the Bank, or any affiliate or subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (b) In the event of a Change of Control, Mr. Chalstrom shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Holding Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by Mr. Chalstrom at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by Mr. Chalstrom at any time during the Employment Period and within ninety (90) days following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which is embarrassing, derogatory or otherwise adverse;

          (iii) resignation, voluntary or otherwise, by Mr. Chalstrom at any time during the Employment Period following the failure of any successor to the Holding Company in the Change of Control to include Mr. Chalstrom in any compensation or benefit program maintained by it or covering any of its executive officers, unless Mr. Chalstrom is already covered by a substantially similar plan of the Holding Company which is at least as favorable to him; or

          (iv) resignation, voluntary or otherwise, for any reason whatsoever following the expiration of a transition period of thirty days beginning on the effective date of the Change of Control (or such longer period, not to exceed ninety (90) days beginning on the effective date of the Change in Control, as the Bank or its successor may reasonably request) to facilitate a transfer of management responsibilities.

     Section 12. Maximum Limitations on Severance Benefits.
                 -----------------------------------------

     Notwithstanding anything in this Agreement to the contrary, in the event that the payments provided to Mr. Chalstrom (or in the event of his death, to his estate) under this Agreement constitutes an "excess parachute payment" under section 280G of the Code, such payments shall be limited to the lesser of the following:

     (a) 2.99 times his average compensation (including salary, bonuses, amounts contributed on behalf of Mr. Chalstrom to any employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Holding Company's officers and employees and any other cash or non-cash compensation paid to Mr. Chalstrom) for the period of five taxable years ending immediately prior to his termination of employment; or

     (b) whichever of the following amounts yields the larger net payment to Mr. Chalstrom, after provision for the tax (if any) imposed under section 4999 of the Code;

          (i) the amount determined under section 12(a); or

          (ii) the maximum amount (if any) which may be paid to Mr. Chalstrom hereunder without giving rise to any tax under section 4999 of the Code;
as determined by Mr. Chalstrom in his sole discretion.

     Section 13. Covenant Not to Compete.
                 -----------------------

     Mr. Chalstrom hereby covenants and agrees that, in the event of his termination of employment with the Holding Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Holding Company (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Holding Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working in any city, town or county in which the Bank or the Holding Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of Mr. Chalstrom's termination of employment; provided, however, that this section 13 shall not apply if Mr. Chalstrom's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if Mr. Chalstrom's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 13 shall not prevent Mr. Chalstrom from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Holding Company on substantially the same terms and conditions and (b) the Holding Company declines to accept such offer within ten (10) days after such notice is given. If Mr. Chalstrom resigns voluntarily with advance written notice, any period of employment with the Holding Company after giving notice and before the effective date of his termination of employment shall count as a part of the non-compete period.

     Section 14. Confidentiality.
                 ---------------

     Unless he obtains the prior written consent of the Holding Company, Mr. Chalstrom shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Holding Company or any entity which is a subsidiary of the Holding Company or of which the Holding Company is a subsidiary, any material document or information obtained from the Holding Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent Mr. Chalstrom, with or without the Holding Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     Section 15. Solicitation.
                 ------------

     Mr. Chalstrom hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Holding Company, he shall not, without the written consent of the Holding Company, either directly or indirectly:

          (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Bank or the Holding Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement;

          (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or country in which the Bank or the Holding Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans; or

          (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Holding Company to terminate an existing business or commercial relationship with the Holding Company.

If Mr. Chalstrom resigns voluntarily with advance written notice, any period of employment with the Holding Company after giving notice and before the effective date of his termination of employment shall count as part of the non-solicitation period.

     Section 16. No Effect on Employee Benefit Plans or Programs.
                 -----------------------------------------------

     The termination of Mr. Chalstrom's employment during the term of this Agreement or thereafter, whether by the Holding Company or by Mr. Chalstrom, shall have no effect on the rights and obligations of the parties herein under the Holding Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Holding Company from time to time.

     Section 17. Successors and Assigns.
                 ----------------------

     This Agreement will inure to the benefit of and be binding upon Mr. Chalstrom, his legal representatives and testate or intestate distributees, and the Holding Company and its successors and assigns, including any successor by merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred. Failure of the Holding Company to obtain from any successor its express written assumption of the Holding Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice thereof by Mr. Chalstrom to the Holding Company.

     Section 18. Notices.
                 -------

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to Mr. Chalstrom:

         Mr. C. Thomas Chalstrom
         1020 N 19th St
         Fort Dodge, Iowa 50501

If to the Holding Company:

         North Central Bancshares, Inc.
         825 Central Avenue
         P.O. Box 1237
         Fort Dodge, Iowa 50501
         Attention:  Corporate Secretary
                     -------------------

         with a copy to:

         Thacher Proffitt & Wood LLP
         Two World Financial Center
         New York, New York  10281
         Attention:  W. Edward Bright, Esq.
                     ---------------------


     Section 19. Indemnification for Attorneys' Fees.
                 -----------------------------------

     From and after the earliest date on which a Change of Control occurs, the Holding Company shall indemnify, hold harmless and defend Mr. Chalstrom against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Mr. Chalstrom shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's obligations hereunder shall be conclusive evidence of Mr. Chalstrom's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

     Section 20. Severability.
                 ------------

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     Section 21. Waiver.
                 ------

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 22. Counterparts.
                 ------------

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 23. Governing Law.
                 -------------

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Iowa applicable to contracts entered into and to be performed entirely within the State of Iowa.

     Section 24. Headings and Construction.
                 -------------------------

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     Section 25. Entire Agreement; Modifications.
                 -------------------------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     Section 26. Guarantee.
                 ---------

     The Holding Company hereby guarantees the payment by the Bank of any benefits and compensation to which Mr. Chalstrom is or may be entitled to under the terms and conditions of the employment agreement dated as of the 5th day of April, 2005 between the Bank and Mr. Chalstrom, a copy of which is attached hereto as Exhibit A ("Bank Agreement").


     Section 27. Non-duplication.
                 ---------------

     In the event that Mr. Chalstrom shall perform services for the Bank or any other direct or indirect subsidiary of the Holding Company, any compensation or benefits provided to Mr. Chalstrom by such other employer shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Mr. Chalstrom for all services to the Holding Company and all of its direct or indirect subsidiaries.

     Section 28. Survival.
                 --------

     The provisions of sections 6, 9, 10, 11, 12, 13, 14, 15, 16, 18, 19, 20,
26, 29 and 30 shall survive the expiration of the Employment Period or termination of this Agreement.

     Section 29. Equitable Remedies.
                 ------------------

     The Holding Company and Mr. Chalstrom hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), 13, 14 or 15 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

     Section 30. Required Regulatory Provisions.
                 ------------------------------

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Holding Company:

          (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to Mr. Chalstrom under section 9(b) hereof (exclusive of amounts described in section 9(b)(i), (viii) and (ix)) exceed the value of three times Mr. Chalstrom's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Holding Company (or for his entire period of employment with the Holding Company if less than five calendar years).

          (b) Notwithstanding anything herein contained to the contrary, any payments to Mr. Chalstrom by the Holding Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and Federal Deposit Insurance Corporation regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

          (c) Notwithstanding anything herein contained to the contrary, if Mr. Chalstrom is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Holding Company pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act (12 U.S.C. ss.1818(e)(3) or 1818(g)(1)), the Holding Company's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Holding Company, in its discretion, may (i) pay to Mr. Chalstrom all or part of the compensation withheld while the Holding Company's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

          (d) Notwithstanding anything herein contained to the contrary, if Mr. Chalstrom is removed and/or permanently prohibited from participating in the conduct of the Holding Company's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act (12 U.S.C. ss.1818(e)(4) or (g)(1)), all obligations of the Holding Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Holding Company and Mr. Chalstrom shall not be affected.

          (e) Notwithstanding anything herein contained to the contrary, if the Holding Company is in default (as defined in section 3(x)(1) of the FDI
     Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Holding Company and Mr. Chalstrom shall not be affected.

          (f) Notwithstanding anything herein contained to the contrary, all obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary of the continued operation of the Holding Company: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Holding Company under the authority contained in section 13(c) of the FDI Act; or (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Holding Company or when the Holding Company is determined by such Director to be in an unsafe or unsound condition. The vested rights of the parties shall not be affected by such action.

If and to the extent that any of the foregoing provisions is not, or shall cease to be, required by applicable law, rule or regulation, the same shall became inoperative in the case of the Holding Company as though eliminated by formal amendment of this Agreement.

     IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed and Mr. Chalstrom has hereunto set his hand, all as of the day and year first above written.

                                     /s/ C. Thomas Chalstrom
                                     -----------------------
                                     C. Thomas Chalstrom


ATTEST:                               NORTH CENTRAL BANCSHARES, INC.


By: /s/ Jean Lake                    By: /s/ David M. Bradley
    -------------                        --------------------
    Secretary                            Name:  David M. Bradley
                                         Title: President, Chairman of the Board
[Seal]

STATE OF IOWA       )
                            : ss.:
COUNTY OF WEBSTER   )

     On this 5th day of April, 2005, before me personally came C. Thomas Chalstrom, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.


                                      /s/ Theresa L. Dooley
                                      ----------------------
                                      Notary Public
STATE OF IOWA       )
                            : ss.:
COUNTY OF WEBSTER   )

     On this 5th day of April, 2005, before me personally came David M. Bradley, to me known, who, being by me duly sworn, did depose and say that he resides at 2716 N 25th St., Fort Dodge, Iowa 50501, that he is the President and Chairman of the Board of Directors of NORTH CENTRAL BANCSHARES, INC., the Iowa corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        /s/ Theresa L. Dooley
                                        --------------------
                                        Notary Public